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                                 August 28, 2001


Financial Investors Trust
Suite 3100
370 17th Street
Denver, Colorado 80202

                  Re: Financial Investors Trust

Ladies and Gentlemen:

                  We have acted as counsel to Financial Investors Trust, a Delaware business trust (the "Trust"), and are providing this opinion in connection with the registration by the Trust of shares of beneficial interest, no par value (the "Shares"), of the funds listed on Exhibit A attached hereto (the "Fund"), each a series of the Trust, described in Post-Effective Amendment No. 20 to the Registration Statement on Form N1-A of the Trust (1933 Act File No. 33-72424; 1940 Act File No. 811-08194), as filed with the Securities and Exchange Commission on August 28, 2001 (the "Registration Statement").

                  In such connection, we have examined the Trust's Trust Instrument and Bylaws of the Trust, the proceedings of its Trustees relating to the authorization, issuance and proposed sale of the Shares, and considered such other records and documents and such factual and legal matters as we deemed appropriate for purposes of this opinion.

                  Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when sold as contemplated in the Registration Statement, including receipt by the Fund of full payment for the Shares and compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state law regulating the offer and sale of securities, will be validly issued, fully paid and non-assessable Shares of the Trust.

                  We hereby consent to all references to this firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the references to our firm in the Registration Statement, we have not certified any part of the Registration Statement and

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do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                          /s/ DAVIS, GRAHAM & STUBBS, LLP
                                          -------------------------------
                                          DAVIS, GRAHAM & STUBBS, LLP


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                                    Exhibit A

                                  List of Funds



                              ARISTATA EQUITY FUND

                           ARISTATA QUALITY BOND FUND

                    ARISTATA COLORADO QUALITY TAX-EXEMPT FUND

                                 INTERSTATE FUND

                         MAGNET TOTAL MARKET GROWTH FUND

                             PRIME MONEY MARKET FUND

                      UNITED ASSOCIATION S&P 500 INDEX FUND

                         U.S. TREASURY MONEY MARKET FUND

                        U.S. GOVERNMENT MONEY MARKET FUND